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Exhibit 99(a)(1)(iv)(A)

EMERGENT CAPITAL, INC.

OFFER TO EXCHANGE
any and all of its Outstanding $74,220,450 8.50% Senior Unsecured Convertible Notes due 2019 for its
$74,220,450 5.00% Senior Unsecured Convertible Notes due 2023
AND
THE SOLICITATION OF CONSENTS
AND
A RIGHTS OFFERING
to Subscribe for up to 40,000,000 Shares of Common Stock

CUSIP 452834AE4
CUSIP 29102NAB1 (PIK notes)

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 16, 2017, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS OF 8.5% SENIOR UNSECURED CONVERTIBLE NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

        Enclosed for your consideration is an Offer to Exchange and Consent Solicitation, dated April 18, 2017 (the "Offer to Exchange"), and the related Letter of Transmittal and Consent (which together, as amended, supplemented or otherwise modified from time to time, collectively constitute the "Exchange Offer") relating to the offer of Emergent Capital, Inc., a Florida corporation (the "Company") to exchange any and all of its outstanding 8.5% Senior Unsecured Convertible Notes Due 2019 (the "Old Notes") for its newly issued 5.0% Senior Unsecured Convertible Notes due 2023 (the "New Notes") and a right to subscribe in a rights offering (the "Rights Offering") for 500 shares of our $0.01 par value common stock (the "Common Stock" and such shares issuable in connection with the Rights Offering, the "Rights Offering Common Stock") at a price of $0.20 per share for each $1,000 principal amount of Old Notes tendered in the Exchange Offer, all of which upon the terms and subject to the conditions specified in the Offer to Exchange dated April 18, 2017 (the "Offer to Exchange"), and the related Letter of Transmittal and Consent (which together, as amended, supplemented or otherwise modified from time to time, collectively constitute the "Exchange Offer").

        The Company is also soliciting consents (the "Consent Solicitation") from holders of Old Notes to amend the indenture governing the Old Notes (the "Old Notes Indenture") to eliminate substantially all of the restrictive covenants, eliminate certain events of default, eliminate the covenant restricting mergers and consolidations and modify certain provisions relating to defeasance contained in the Old Notes Indenture and the Old Notes (collectively, the "Proposed Amendments").

        Holders of Old Notes cannot tender their Old Notes in the Exchange Offer without delivering their authorization to the Information and Exchange Agent to consent to the Proposed Amendments. Holders of Old Notes cannot participate in the Rights Offering and purchase Rights Offering Common Stock without tendering into the Exchange Offer.

        A holder of Old Notes who wishes to participate in the Rights Offering may make an election to subscribe for its Full Allotment (as defined in the Offer to Exchange) of Rights Offering Common Stock in the Rights Offering by checking the appropriate box in the Letter of Transmittal and Consent. A holder of Old Notes who subscribes for its Full Allotment will have an opportunity to subscribe for additional shares of Rights Offering Common Stock in the Rights Offering pursuant to the Remainder Shares Election (as defined in the Letter of Transmittal). A holder who wishes to make a Remainder

Shares Election will have a choice to subscribe for an Additional Full Allotment (as defined in the Letter of Transmittal) or a maximum number of Remainder Shares.

        YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 16, 2017, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

        In order to accept the Exchange Offer and consent to the Proposed Amendments, a duly executed and properly completed Letter of Transmittal and Consent and any required signature guarantees, or an Agent's Message (as defined in the Offer to Exchange) in connection with a book-entry delivery of Old Notes, and any other required documents, must be received by the Information and Exchange Agent by 5:00 P.M., New York City time, on May 16, 2017. Guaranteed delivery procedures are not available in this Exchange Offer and Consent Solicitation.

        This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account and consent to the Proposed Amendments, and whether you wish us to make an election on your behalf in the Rights Offering, pursuant to the terms and conditions set forth in the enclosed Offer to Exchange. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes, consent on your behalf to the Proposed Amendments, and make an election in the Rights Offering in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation.

        Your attention is directed to the following:

  1.
  The Exchange Offer and Consent Solicitation are for any and all outstanding 8.5% Senior Unsecured Convertible Notes.

  2.
  The Exchange Offer, Consent Solicitation and Rights Offering are subject to certain conditions set forth in the Offer to Exchange in the section captioned "Questions and Answers about the Exchange Offer, the Consent Solicitation and the Rights Offering."

  3.
  The Exchange Offer and Consent Solicitation and withdrawal rights expire at 5:00 P.M., New York City time, on May 16, 2017, unless extended by the Company.

  4.
  The terms of the Exchange Offer and Consent Solicitation require that you tender all Old Notes that you own. The Company is entitled to reject partial tenders.

  5.
  By tendering your Old Notes in accordance with the procedures described in the Offer to Exchange, you will also authorize the Information and Exchange Agent to consent to the Proposed Amendments on your behalf on the record date.

  6.
  If you wish to participate in the Rights Offering, you have varying elections to make. Please read the Offer to Exchange and the related Letter of Transmittal and Consent carefully and check the appropriate box(es) in the Letter of Transmittal and Consent to indicate your election(s) in connection with the Rights Offering.

        If you wish to have us tender your Old Notes and consent to the Proposed Amendments, and if you wish to participate in the Rights Offering, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

INSTRUCTIONS WITH RESPECT TO
the
OFFER TO EXCHANGE
any and all of its Outstanding $74,220,450 8.50% Senior Unsecured Convertible Notes due 2019 for its
$74,220,450 5.00% Senior Unsecured Convertible Notes due 2023
THE SOLICITATION OF CONSENTS
AND
A RIGHTS OFFERING
to Subscribe for up to 40,000,000 Shares of Common Stock
CUSIP 452834AE4
CUSIP 29102NAB1 (PIK notes)
of
EMERGENT CAPITAL, INC.

        The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer and Consent Solicitation made by the Company with respect to its 8.5% Senior Unsecured Convertible Notes (the "Old Notes").

        This will instruct you to tender all of the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer to Exchange as set forth below.

        This will also instruct you to authorize the Information and Exchange Agent to deliver the consent of the undersigned to the Proposed Amendments in the Consent Solicitation, upon and subject to the terms of the Exchange Offer and Consent Solicitation.

        The undersigned expressly agree(s) to be bound by the terms of the Exchange Offer and Consent Solicitation as set forth in the Offer to Exchange and such terms may be enforced against the undersigned.

8.5% Senior Unsecured Convertible Notes

☐	Please tender principal amount of 8.5% Senior Unsecured Convertible Notes of the Company held by you for the account of the undersigned as indicated below and please consent to the Proposed Amendments in the Consent Solicitation.

Rights Offering

☐	Please instruct the Information and Exchange Agent that the undersigned exercises its right to purchase shares of the Company's Rights Offering Common Stock in the Rights Offering pursuant to the elections the undersigned has made in the enclosed Letter of Transmittal indicated by the boxes checked therein.

DATED:

SIGNATURE(S) OF HOLDERS

NAME(S)

CAPACITY (full title)

ADDRESS

AREA CODE AND TELEPHONE NO.

TAX ID NO. OR SOCIAL SECURITY NO.

        None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so.

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  Exhibit 99(a)(1)(iv)(A)
EMERGENT CAPITAL, INC.
OFFER TO EXCHANGE any and all of its Outstanding $74,220,450 8.50% Senior Unsecured Convertible Notes due 2019 for its $74,220,450 5.00% Senior Unsecured Convertible Notes due 2023 AND THE SOLICITATION OF CONSENTS AND A RIGHTS OFFERING to Subscribe for up to 40,000,000 Shares of Common Stock CUSIP 452834AE4 CUSIP 29102NAB1 (PIK notes)